EXHIBIT 99.1

                      TEXACO REPORTS RESULTS
                      ----------------------
          FOR THE SECOND QUARTER AND THE FIRST HALF 1995
          ----------------------------------------------

FOR IMMEDIATE RELEASE: TUESDAY, JULY 25, 1995.
- ------------------------------------------

    WHITE PLAINS, N.Y., July 25 - Texaco announced today that consolidated worldwide net income from continuing operations for the second quarter of 1995 was $262 million, or $0.95 per share, as compared with $115 million, or $0.35 per share, for the second quarter of 1994.
For the first half of 1995, net income from continuing operations was $563 million, or $2.05 per share, as compared with $317 million, or $1.04 per share, for the first half of 1994. Net income for both years includes special items.


                                   Second Quarter        First Half
                                  ----------------     ----------------
Texaco Inc. (Millions):           1995        1994     1995        1994
_______________________________________________________________________
Net income from continuing
 operations before
 special items                    $262        $155     $475        $357
Gains from asset sales               -           -       88           -
Tax benefits on asset sale           -          79        -          79
Special charges                      -        (119)       -        (119)
                                  ----        ----     ----        ----
Total net income from
 continuing operations             262         115      563         317
Loss on disposal of
 discontinued chemical
 operations                          -         (87)       -         (87)
                                  ----        ----     ----        ----
Total net income                  $262        $ 28     $563        $230
________________________________________________________________________

    In commenting on 1995's performance, Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer, stated, "Improved operating performance, resulting from continued progress on key initiatives of our plan for growth, supplemented by increased worldwide crude oil prices were the main contributors to higher second quarter and first half 1995 earnings.
    "International production of oil and gas grew from both existing and new fields and continued improvements in our Latin American marketing businesses added to profits. In addition, operating and overhead expenses were reduced, especially in the U.S., as a result of sales of non-core producing assets, expense containment programs and focused technology applications.

                                - more -

    "These benefits, however, were dampened by lower U.S. natural gas prices. Also, while refining margins in the U.S. and Europe improved somewhat in the second quarter, margins were still weaker on a six-month comparative basis."
    First half net income from continuing operations for 1995 included first quarter gains of $88 million, principally relating to the sale of land by a Caltex Petroleum Corporation affiliate in Japan and to sales of non-core U.S. producing properties. The 1994 six months results from continuing operations included $79 million in tax benefits realizable through the sale of an interest in a subsidiary, as well as special charges of $119 million related to staff reductions and write-downs of assets being offered for sale.
    Net income for 1994 also reflected a second quarter charge of $87 million, or $0.34 per share, for discontinued operations relating to the sale of substantially all of Texaco's chemical business.

OPERATING EARNINGS FROM CONTINUING OPERATIONS

PETROLEUM AND NATURAL GAS

     UNITED STATES


                                       Second Quarter          First Half
                                      ----------------       ----------------
Exploration & Production (Millions):  1995        1994       1995        1994
_____________________________________________________________________________
Operating earnings from
 continuing operations
 before special items                 $170        $121       $305        $196
Gains from asset sales                   -           -          8           -
Special charges                          -         (24)         -         (24)
                                      ----        ----       ----        ----
Total operating earnings              $170        $ 97       $313        $172
_____________________________________________________________________________


    The strong growth in earnings for both the comparative second quarter and first half of 1995 resulted from increased crude oil prices, which averaged $2.40 and $3.11 per barrel higher for the respective periods. These prices reflect, in part, a strong regional demand for heavy Californian crudes.
    Net income in 1995 also benefited from lower operating expenses. These expense reductions reflect the effects of technology applications and reduced overhead, including reductions associated with the sales of non-core producing properties.

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
                                  - 3 -

    Partly offsetting these benefits were comparatively lower natural gas prices. Second quarter 1995 average natural gas prices were $.32 per MCF lower than 1994, while prices for the first half of 1995 were $.47 per MCF lower than 1994.
    Excluding the divested non-core assets, crude oil and natural gas production in 1995 was essentially equal to prior year production levels. This reflects success in adding new production, most notably along the Louisiana Gulf Coast.
    Results for 1995 included a first quarter net gain of $8 million from non-core producing property sales, after certain write-downs of properties being held for sale and reserves for environmental remediation on these properties which totaled $112 million. Second quarter 1994 results included charges relating to the cost associated with employee separations.


                                         Second Quarter            First  Half
                                        ----------------         ----------------
Manufacturing & Marketing (Millions):   1995        1994         1995        1994
_________________________________________________________________________________
Operating earnings from
 continuing operations
 before special items                   $ 28        $ 39         $  9        $117
Special charges                            -         (24)           -         (24)
                                        ----        ----         ----        ----
Total operating earnings                $ 28        $ 15         $  9        $ 93
_________________________________________________________________________________


    During the second quarter of 1995, earnings improved over the first quarter, but were still below the level experienced in the second quarter of 1994. Comparatively, second quarter 1995 versus 1994 margins on the East and Gulf Coasts improved despite higher crude costs. These margins reflect increased demand and temporary product supply tightening created by the Brazilian Oil Workers strike, as well as lower industry-wide refinery utilization rates during the latter part of the period. Margins on the West Coast, however, were weaker due to higher crude oil costs and a general oversupply of products caused partly by industry-wide refinery utilization rates on the West Coast, which reached a five-year high in 1995.
    Earnings for the first half of 1995 decreased as compared to the same period in 1994. Continuing improvements in operating performance and expenses did not overcome severely depressed industry-wide margins, particularly through April. Compounding this situation were uncertainties with regard to changing state requirements for reformulated gasolines earlier in the year.

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
                                  - 4 -


    Results for the second quarter 1994 included charges relating to the adjustment to fair market value of facilities being offered for sale and the estimated cost of employee separations.

INTERNATIONAL

                                         Second Quarter            First  Half
                                        ----------------         ----------------
Exploration & Production (Millions):    1995        1994         1995        1994
_________________________________________________________________________________
Operating earnings from
 continuing operations
 before special items                   $ 82        $ 34         $164        $ 79
Special charges                            -         (16)           -         (16)
                                        ----        ----         ----        ----
Total operating earnings                $ 82        $ 18         $164        $ 63
_________________________________________________________________________________


    The profit improvements for the second quarter and first half 1995 reflect the growth in oil and gas production and increased crude oil prices, which averaged nearly $3 per barrel higher than in 1994.
    Production of crude oil and natural gas increased in the U.K. North Sea, mainly from the Strathspey field. There also was higher crude oil production in Australia from the offshore Roller and Skate fields, as well as in the Partitioned Neutral Zone between Kuwait and Saudi Arabia resulting from continuing field development programs. Production for the second quarter 1995 was somewhat lessened by scheduled maintenance work on facilities in the North Sea. Also, offshore China production was suspended during most of the second quarter for scheduled maintenance and to complete required work for the June 1995 start-up of two new fields, which will nearly double current production rates.
    Upstream results in 1995 include a second quarter non-cash benefit of $7 million and a year-to-date non-cash charge of $6 million due to currency exchange impacts associated with deferred income taxes in the U.K. For 1994, these currency impacts resulted in a $11 million charge, entirely in the second quarter.
    Second quarter 1994 results included charges related to the adjustment to fair market value of properties being offered for sale and the estimated cost of employee separations.


                                         Second Quarter            First  Half
                                        ----------------         ----------------
Manufacturing & Marketing (Millions):   1995        1994         1995        1994
_________________________________________________________________________________
Operating earnings from
 continuing operations
 before special items                   $ 79        $ 67         $180        $192
Gain from asset sale                       -           -           80           -
Special charges                            -         (38)           -         (38)
                                        ----        ----         ----        ----
Total operating earnings                $ 79        $ 29         $260        $154
_________________________________________________________________________________

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
                                 - 5 -

    Comparative operating earnings reflect weak European refined product margins, particularly in the U.K. Margins which began to decline in 1994, due to the oversupply in the marketplace, have remained depressed in 1995. Higher refined product sales volumes and margins in Latin America partly offset the general weakness in European operations. Earnings in the Caltex operating areas of the Pacific Rim benefited from improved margins and higher sales volumes.
    Downstream results in 1995 include a second quarter non-cash benefit of $8 million and a year-to-date non-cash charge of $5 million due to currency exchange impacts associated with deferred income taxes in the U.K. For 1994, these currency impacts resulted in a $12 million charge, entirely in the second quarter.
    Results for the first half of 1995 included a first quarter net gain principally relating to the sale of land by a Caltex affiliate in Japan. In 1994, second quarter results included charges related to the estimated cost of employee separations and the adjustment to fair market value of certain properties being offered for sale.

NONPETROLEUM

                                         Second Quarter            First  Half
                                        ----------------         ----------------
(Millions):                             1995        1994         1995        1994
_________________________________________________________________________________
Total operating
 earnings/(losses)                       $ 7         $(6)         $11         $(7)
_________________________________________________________________________________


    The 1995 nonpetroleum earnings reflect improved loss experience of Heddington Insurance Limited, a subsidiary.

CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS

                                         Second Quarter            First  Half
                                        ----------------         ----------------
(Millions):                             1995        1994         1995        1994
_________________________________________________________________________________
Results from continuing
 operations before
 special items                         $(104)      $(100)       $(194)      $(220)
Tax benefits on
 asset sale                                -          79            -          79
Special charges                            -         (17)           -         (17)
                                       -----       -----        -----       -----
Total corporate/nonoperating           $(104)      $ (38)       $(194)      $(158)
_________________________________________________________________________________

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
                                 - 6 -

    Results for 1995 include first quarter gains of $25 million, principally from sales of equity securities held for investment by an insurance subsidiary. Comparatively, results for the second quarter and first half of 1995 benefited from higher interest income and reduced overhead stemming from expense containment programs. Also, the second quarter of 1994 results included a $7 million gain from the receipt of a cash option payment relative to the sale of a manufacturing facility.
    The second quarter 1994 results included tax benefits realizable through the sale of an interest in a subsidiary, partly offset by charges relating to the cost of employee separations.

CAPITAL AND EXPLORATORY EXPENDITURES
- ------------------------------------
    Capital and exploratory expenditures for continuing operations, including equity in such expenditures of affiliates, were $1,272 million for the first half of 1995, as compared to $1,231 million for the same period of 1994. Expenditures for the second quarter of 1995 amounted to $759 million, versus $607 million for the second quarter of 1994.
    Increased exploration and production expenditures in 1995 reflect the development of the Captain field in the U.K. sector of the North Sea, as well as the acquisition of the outstanding minority ownership in a Canadian subsidiary. Partially offsetting these increases were lower scheduled U.S. upstream expenditures in 1995, as compared to the higher level of developmental gas drilling during the first quarter of 1994, and also reflect efficiency improvements in the company's 1995 drilling program.
    Downstream expenditures by Texaco's affiliates decreased due to completions of refinery upgrades in the Far East, partially offset by selected investments in Europe.
                             - xxx -

CONTACTS:       Dave Dickson      914-253-4128
                Cynthia Michener  914-253-4743
                Yorick Fonseca    914-253-7034

NOTE TO EDITORS: Tables for the second quarter and first half are attached.

                                         Second Quarter            First  Half
                                        ----------------         ----------------
                                        1995        1994         1995        1994
FUNCTIONAL NET INCOME ($000,000)
Operating Earnings (Losses) from
    Continuing Operations  (a)
    Petroleum and natural gas
     Exploration and production
        United States                   $170        $ 97         $313        $172
        International                     82          18          164          63
                                        ----        ----         ----        ----
            Total                        252         115          477         235
                                        ----        ----         ----        ----

     Manufacturing, marketing and
      distribution
        United States                     28          15            9          93
        International                     79          29          260         154
                                        ----        ----         ----        ----
            Total                        107          44          269         247
                                        ----        ----         ----        ----

            Total petroleum
             and natural gas             359         159          746         482

    Nonpetroleum                           7          (6)          11          (7)
                                        ----        ----         ----        ----
            Total operating earnings     366         153          757         475

Corporate/Nonoperating (a)              (104)        (38)        (194)       (158)
                                        ----        ----         ----        ----

Net income from continuing operations    262         115          563         317

Loss on disposal of
 discontinued chemical
 operations                                -         (87)           -         (87)
                                        ----        ----         ----        ----
            Total net income            $262        $ 28         $563        $230
                                        ====        ====         ====        ====

Per common share (dollars):
Net income (loss):
    Continuing operations               $.95        $.35        $2.05       $1.04
    Discontinued operations                -        (.34)           -        (.34)
                                        ----        ----         ----        ----
            Total net income            $.95        $.01        $2.05       $ .70
                                        ====        ====         ====        ====

Average number of common
 shares outstanding (000,000)          259.9       259.3        259.7       259.2

(a)     Includes special gains and charges.


                                         Second Quarter            First  Half
                                        ----------------         ----------------
                                        1995        1994         1995        1994
OTHER FINANCIAL DATA ($000,000)
Revenues from continuing
 operations                            $9,252      $8,000          $18,311  $15,434

Total assets as of June 30                                     (b) $25,100  $25,898

Stockholders' equity as of June 30                             (b) $10,040  $10,159

Total debt as of June 30                                       (b) $ 6,200  $ 6,315

Capital and exploratory
 expenditures
  Texaco Inc. and subsidiary
   companies
    Exploration and production
     United States                     $  215      $  180          $   387  $   450
     International                        269         142              384      265
                                       ------      ------          -------  -------
      Total                               484         322              771      715
                                       ------      ------          -------  -------

    Manufacturing, marketing
    and distribution
     United States                         59          52              102      102
     International                         76          68              118      121
                                       ------      ------          -------  -------
      Total                               135         120              220      223
                                       ------      ------          -------  -------

    Other                                   7           8               12       14
                                       ------      ------          -------  -------
      Total Texaco Inc. and
      subsidiaries                        626         450            1,003      952
                                       ------      ------          -------  -------

  Equity in affiliates
     United States                         33          26               65       51
     International                        100         131              204      228
                                       ------      ------          -------  -------
      Total equity in affiliates          133         157              269      279
                                       ------      ------          -------  -------
        Total continuing
        operations                        759         607            1,272    1,231

  Discontinued chemical operations          -           1                1       20
                                       ------      ------          -------  -------
      Total                            $  759      $  608          $ 1,273  $ 1,251
                                       ======      ======          =======  =======

Dividends paid to common
  stockholders                         $  208      $  208           $  416   $  415

Dividends per common
 share (dollars)                       $  .80      $  .80           $ 1.60   $ 1.60

Dividend requirements for
 preferred stockholders                $   15      $   25            $  31   $   49

b)  Preliminary


                                         Second Quarter            First  Half
                                        ----------------         ----------------
                                        1995        1994         1995        1994
OPERATING DATA - INCLUDING INTERESTS
IN AFFILIATES
 Net production of crude oil
 and natural gas liquids
 (000 BPD)
   United States                         382         408          385         408
   Other Western Hemisphere               17          20           17          20
   Europe                                 98         104          116         110
   Other Eastern Hemisphere              236         231          237         235
                                       -----       -----        -----       -----
     Total                               733         763          755         773

  Net production of natural
  gas - available for
  sale (000 MCFPD)
    United States                      1,604       1,777        1,632       1,732
    International                        374         281          403         306
                                       -----       -----        -----       -----
     Total                             1,978       2,058        2,035       2,038

  Natural gas sales
  (000 MCFPD)
    United States                      3,166       3,175        3,221       3,045
    International                        390         295          419         322
                                       -----       -----        -----       -----
      Total                            3,556       3,470        3,640       3,367

  Natural gas liquids
  sales (including
  purchased LPGs)
  (000 BPD)
    United States                        199         196          218         196
    International                         61          56           75          58
                                       -----       -----        -----       -----
      Total                              260         252          293         254

   Refinery input (000 BPD)
    United States                        686         665          685         640
    Other Western Hemisphere              41          37           32          44
    Europe                               226         322          270         325
    Other Eastern Hemisphere             409         443          437         460
                                       -----       -----        -----       -----
      Total                            1,362       1,467        1,424       1,469

   Refined product
   sales (000 BPD)
    United States                        904         872          896         843
    Other Western Hemisphere             342         297          345         304
    Europe                               424         461          436         462
    Other Eastern Hemisphere             731         676          756         700
                                       -----       -----        -----       -----
      Total                            2,401       2,306        2,433       2,309
